                                                                   EXHIBIT 10.15




                               September 25, 1997





Alfred Fasano
Tedco, Inc.
David J. Broser
Susan Broser Guttentag
Mindy Broser Cepelewicz
Lori Broser Furnari
4700 Paradise Rd. #2050
Las Vegas, NV 89109

Gentlemen:

         The purpose of this letter agreement (this "Agreement") is to set forth the terms and conditions agreed to by and among Bear Communications, Inc., a California corporation ("Purchaser"), Alfred Fasano ("Fasano"), Tedco, Inc. ("Tedco")(Fasano and Tedco are sometimes collectively referred to herein as the "Shareholders"), David J. Broser, Susan Broser Guttentag, Mindy Broser Cepelewicz and Lori Broser Furnari (David J. Broser, Susan Broser Guttentag, Mindy Broser Cepelewicz and Lori Broser Furnari, being the owners of all of the capital stock of Tedco, are sometimes collectively referred to herein as the "Tedco Shareholders") for Purchaser's purchase of all of the capital stock (the "Shares") of Cellular City, Inc. (fka Convention Communications, Inc.), a Nevada corporation (the "Company"). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Sale of Shares. At the Closing (hereinafter defined), Purchaser will purchase and the Shareholders will sell, convey and assign the Shares, free and clear of all liens, claims and encumbrances.

         2. Price for the Assets. The purchase price for the Shares (the "Purchase Price") shall be [Confidential Treatment Requested with SEC] and shall be payable by Purchaser to the Shareholders by wire transfers at the Closing. The Purchase Price will be divided between the Shareholders based on their share ownership as set forth in Section 3(b) hereof.

         3. Representations and Warranties of the Shareholders. The Shareholders jointly and severally represent and warrant to Purchaser that the following are true and correct as of the date hereof and that the following will be true and correct as of the Closing Date:

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to carry on the business in which it is now engaged and to own and lease the properties it now owns and leases. The Company is qualified to do business as a foreign corporation in Illinois. The Company is not required to be qualified to conduct business in any jurisdiction other than the States of Nevada and Illinois. Tedco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

                 (b) The authorized capital stock of the Company consists of 2,500 shares of Common Stock, of which 700 shares are issued and outstanding and no shares are held in treasury. The outstanding Common Stock is held of record and beneficially as follows: Fasano (336 shares) and Tedco (364 shares). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and none have been issued or disposed of in violation of the preemptive rights of any current or former shareholder. There are no outstanding securities convertible into or exchangeable for capital stock of the Company. There are no outstanding options, warrants or other rights to acquire, or any plans, contracts or commitments providing for the issuance of or the right to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for the capital stock of the Company.

                 (c) The Shareholders are the sole record and beneficial owners of all of the outstanding capital stock of the Company, free and clear of all liens, claims, encumbrances and proxies. At the Closing, Purchaser will acquire good and indefeasible title to the Shares, free and clear of all liens, claims, encumbrances and proxies other than those created by Purchaser, if any.

                 (d) Each Shareholder has the capacity, power and authority to transfer the Shares owned by him or it without the consent of any other person. Each Shareholder has the sole right to vote or direct the voting of the shares of capital stock of the Company owned by him or it, at his or its discretion, on any matter submitted to a vote of shareholders of the Company.

                 (e) The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of the Company that have been delivered to Purchaser are true, correct and complete copies thereof. The minute books of the Company, copies of which have been provided to Purchaser, contain complete and accurate minutes of all meetings of and accurate consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of the Company since the formation of the Company. There are no outstanding applications or filings that would alter in any way the charter documents or corporate status of the Company; no bylaws have been passed, enacted, consented to or adopted by the directors or shareholders of the Company except those contained in the minute books of the Company.

                 (f) The Company owns all of the assets reflected in the October 31, 1996 balance sheet of the Company previously delivered by the Shareholders to Purchaser, along with property acquired by the Company since October 31, 1996 . The inventory amounts on the October 31, 1996 balance sheet reflect the cost of such inventory. Set forth on Schedule 3(f) is a true and correct list of all fixed assets and rental cellular phones owned by Company. The Company holds good and indefeasible title to all of its assets, free and clear of all liens, claims and encumbrances. The assets owned and leased by the Company constitute all of the assets, property and goodwill of every kind and character used in the business of the Company.

                 (g) The Shareholders have furnished to Purchaser the audited balance sheet and related statements of operations, and cash flows of the Company including the notes thereto at and for the





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         period ending October 31, 1996 (the "Audited Financial Statements")
         and the unaudited balance sheet and related statements of operations, and cash flows of the Company at and for the period ending July 31, 1997 (the "Unaudited Financial Statements," and collectively, with the Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior practices. There were not any significant items of income or expense which were unusual or of a nonrecurring nature reflected in the Financial Statements.

                 (h) Except for those liabilities and obligations incurred in the ordinary course of business consistent with prior practices since the date of the Financial Statements, none of which are material, the Financial Statements reflect all liabilities and obligations of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Closing Date. All allowances and reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for expenses and losses thereby contemplated. The Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity. The Company and each of the Shareholders know of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

                 (i) This Agreement has been duly authorized, executed and delivered by the Shareholders and is a valid and binding agreement of the Shareholders, enforceable against each such party in accordance with its terms.

                 (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein violates any law, agreement, mortgage or other instrument or provision of law to which or under which the Company or the Shareholders are a party or bound.

                 (k) Except for the consents set forth on Schedule 3(k) hereto, no consents or approvals are required for execution of this Agreement by the Shareholders or their consummation of the transactions contemplated herein.

                 (l) There is no judicial, administrative or arbitral action, suit, proceeding (public or private), claim or demand pending or threatened against the Company or its business.

                 (m) The Company and its business are, and have been, in compliance with all applicable laws, rules, regulations, ordinances, licenses, permits and orders. The Company does not have any employee benefit plans other than a group health insurance plan. The Company has paid all amounts due pursuant to the health insurance plan. The Company has maintained all employee benefit plans and arrangements in accordance with all applicable laws, rules and regulations including the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and have timely filed with all applicable regulatory authorities all applicable reports and returns required to be filed by them with respect to its employee benefit plans and arrangements.





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                 (n)      Except as explicitly disclosed in the July 31, 1997
         balance sheet delivered by the Shareholders to the Purchaser, the Company has no liabilities for federal, state or local taxes, including but not limited to income, estimated, sales, use, ad valorem, personal property, franchise, payroll, employment, social security, unemployment, and disability taxes. The Company has duly and timely filed all tax returns required to be filed by or on behalf of it pursuant to any applicable federal, state or local law for all years and periods for which such tax returns have become due. All such tax returns were correct and complete. All taxes owed by the Company or required to be withheld or collected by the Company and paid to a taxing authority have been paid to the appropriate taxing authority, or if they are not yet required to be paid to the appropriate taxing authority, have been set aside in accounts for such purpose or have been reserved on the books of account of the Company. The Company has never filed an election to be treated as an S corporation in accordance with the provisions of Section 1362(a) of the Internal Revenue Code.

                 (o) The Company has not suffered any adverse change in its business, operations, financial condition or prospects from that heretofore represented to Purchaser or its affiliates, officers or representatives. Since the date of the Audited Financial Statements, the Company has conducted its business in the ordinary and normal course consistent with past practices including the payment of payables in a timely manner.

                 (p) Schedule 3(p) hereto sets forth all contracts to which the Company is a party (the "Contracts"). The Company has provided Purchaser with true, correct, and current copies of the Contracts other than the Nevada lease, which the Company can not find. All of the Contracts are in full force and effect. Neither party to any Contract is in default under any of such Contract, and no event has occurred that would, with the passage of time, cause a default under any of such Contracts. The Company has paid the other party to each such Contract all amounts it owes them. The lease to which the Company is a party in Nevada is a month to month lease. The Company does not have a lease in Illinois.

                 (q) Set forth in Schedule 3(q) hereto is a complete and accurate list of all employees of the Company, together with their dates of hire, positions and their annual salaries and other compensation. The Company has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. The Company has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of the Company or to pay any amounts to any consultant, agent or similar person or entity. The Company and the Shareholders have no knowledge of any facts which would indicate that any employee of the Company will not remain employed by the Company or Purchaser on a basis no less favorable than that upon which such employee is currently employed by the Company. The Company is not a party to any collective bargaining agreement or the subject of any union organization effort, and there are not any pending or threatened strikes, labor disputes, slow downs or stoppages pending or threatened against the Company.

                 (r) All of the fixed assets (including but not limited to all equipment), owned or leased by the Company are in good condition and repair (reasonable wear and tear excepted), fit for their intended use in the ordinary course of business, and conform in all respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein. To the best of the Company's knowledge all regular maintenance or service requirements, and product recalls,





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         have been followed, installed, or otherwise implemented on and with respect to the fixed assets. All inventory of the Company is in good, current, standard, and merchantable condition and is not defective. The inventory of the Company is properly recorded on the Financial Statements at the lower of cost (last in-first out) or market in accordance with GAAP.

                 (s) All patents, trademarks, trade names, service marks, copyrights and other proprietary rights ("Proprietary Rights") which the Company owns or uses are listed in Schedule 3(s) hereto. The Company has a valid right to use all of such Proprietary Rights without conflict with the rights of others. No person has made or threatened to make any claim that the operations of the Company are in violation of or infringe upon any Proprietary Right of any other person.

                 (t) The books of account of the Company have been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books. The records are in good order, are complete, and have been maintained in accordance with sound business practices.

                 (u) Set forth in Schedule 3(u) hereto is a complete and accurate list and description of all accounts receivable of the Company's business from sales made as of July 31, 1997, and the payments and rights to receive payments related thereto. All of the accounts receivable are free and clear of any security interests, liens, encumbrances, or other charges; none of such accounts receivable are subject to any offsets or claims of offsets; and none of the obligors of the accounts receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof. All accounts receivable will be collected in the usual and ordinary course of business within 90 days after the Closing assuming Purchaser undertakes reasonable efforts to collect such receivables.

                 (v) Since October 31, 1996, the Company has not (i) declared, paid or set aside for payment any dividend or distribution to its shareholder or shareholders, (ii) made any loan or advance to any shareholder, officer, director or employee, (iii) redeemed, purchased or otherwise acquired or sold or issued any of its capital stock or any right to acquire such capital stock, (iv) increased the compensation of or paid or accrued any bonus to any employee other than in accordance with past established practices, or (v) except as described on Schedule 3(v) hereto, paid any management or consulting fee or any other amounts to any Shareholder, Worldwide Communications, Inc. or any other person related to or affiliated with the Company, any Shareholder or any employee of the Company, and none of such actions will be taken after the date hereof until the consummation of the transactions contemplated hereby.

                 (w) No shareholder, director, or officer of the Company, nor any person who is a spouse or descendant of such shareholder, director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company.

                 (x) Neither the Company nor any Shareholder knows or has any reason to believe, or has received notice or information, that any supplier of the Company or any other party that does business with the Company will cease or refuse to do business with the Company or Purchaser after the consummation of the transactions contemplated hereby in the same manner, and same amount, as previously conducted with the Company. Neither the Company nor any Shareholder has received





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         any notice of any disruption (including delayed deliveries or allocations by suppliers or service providers) in the availability of the products used by the Company, nor are the Company or any Shareholder aware of any facts which could lead the Company to believe that the Company or Purchaser will be subject to any such material disruption. Neither the Company nor any Shareholder is aware of any condition (financial or otherwise) affecting any supplier or any other party that does business with the Company that will, or could be reasonably expected to, now or in the future, reduce each such party's ability to do business with Purchaser in substantially the same manner and amount that each such party has done business with the Company during the period preceding this Agreement. Set forth in Schedule 3(x) is a complete and accurate list and description of all volume discounts and other discounts provided by any supplier of the Company or other party.

                 (y) No Shareholder knows or has any reason to believe, or has received notice or information, that any customer of the Company will cease or refuse to do business with the Company or Purchaser after the consummation of the transactions contemplated hereby in the same manner, and same amount, as previously conducted with the Company. The Company does not have any customers that constituted 5% or more of the Company's revenues for the twelve-month period ended July 31, 1997.

                 (z) All information furnished to Purchaser by the Company or the Shareholders, whether or not herein or in any Exhibit or Schedule hereto, is true, correct, and complete. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects. The Shareholders have made due inquiry and investigation concerning the matters to which representations and warranties of the Shareholders under this Agreement pertain and the Company and the Shareholders, and each of them, are unaware of any facts, events or circumstances which have not been disclosed to Purchaser which are material to the financial condition, results of operations, business or prospects of the Company.

The representations, warranties and covenants of the Shareholders set forth in this Agreement shall survive execution and delivery of this Agreement and the Closing.

         4. Representations and Warranties of the Tedco Shareholders. The Tedco Shareholders jointly and severally represent and warrant to Purchaser that the following are true and correct as of the date hereof and that the following will be true and correct as of the Closing Date:

                 (a) The authorized capital stock of the Company consists of 2,500 shares of Common Stock, of which 700 shares are issued and outstanding and no shares are held in treasury. The outstanding Common Stock is held of record and beneficially as follows: Fasano (336 shares) and Tedco (364 shares). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and none have been issued or disposed of in violation of the preemptive rights of any current or former shareholder. There are no outstanding securities convertible into or exchangeable for capital stock of the Company. There are no outstanding options, warrants or other rights to acquire, or any plans, contracts or commitments providing for the issuance of or the right to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for the capital stock of the Company.





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
                 (b) The Shareholders are the sole record and beneficial owners of all of the outstanding capital stock of the Company, free and clear of all liens, claims, encumbrances and proxies. At the Closing, Purchaser will acquire good and indefeasible title to the Shares, free and clear of all liens, claims, encumbrances and proxies. The Tedco Shareholders are the sole record and beneficial owners (and have been for at least one year prior to the date hereof) of all of the capital stock of Tedco, securities convertible into or exchangeable for capital stock of Tedco, and all options, warrants or other rights to acquire the foregoing.

                 (c) Tedco has, and to the best knowledge of Tedco and the Tedco Shareholders Fasano has, the capacity, power and authority to transfer the Shares owned by him or it without the consent of any other person. Tedco has, and to the best knowledge of Tedco and the Tedco Shareholders Fasano has, the sole right to vote or direct the voting of the shares of capital stock of the Company owned by him or it, at his or its discretion, on any matter submitted to a vote of shareholders of the Company.

                 (d) The Shareholders have furnished to Purchaser the audited balance sheet and related statements of operations, and cash flows of the Company including the notes thereto at and for the period ending October 31, 1996 (the "Audited Financial Statements") and the unaudited balance sheet and related statements of operations, and cash flows of the Company at and for the period ending July 31, 1997 (the "Unaudited Financial Statements," and collectively, with the Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior practices. There were not any significant items of income or expense which were unusual or of a nonrecurring nature reflected in the Financial Statements.

                 (e) Except for those liabilities and obligations incurred in the ordinary course of business consistent with prior practices since the date of the Financial Statements, none of which are material, the Financial Statements reflect all liabilities and obligations of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Closing Date. All allowances and reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for expenses and losses thereby contemplated. The Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity. The Company and each of the Tedco Shareholders know of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

                 (f) Except as explicitly disclosed in the July 31, 1997 balance sheet delivered by the Shareholders to the Purchaser, the Company has no liabilities for federal, state or local taxes, including but not limited to income, estimated, sales, use, ad valorem, personal property, franchise, payroll, employment, social security, unemployment, and disability taxes. The Company has duly and timely filed all tax returns required to be filed by or on behalf of it pursuant to any applicable federal, state or local law for all years and periods for which such tax returns have become due. All such tax returns were correct and complete. All taxes owed by the Company or required to be withheld or collected by the Company and paid to a taxing authority have been paid to the





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
         appropriate taxing authority, or if they are not yet required to be paid to the appropriate taxing authority, have been set aside in accounts for such purpose or have been reserved on the books of account of the Company. The Company has never filed an election to be treated as an S corporation in accordance with the provisions of
         Section 1362(a) of the Internal Revenue Code.

The representations, warranties and covenants of the Tedco Shareholders set forth in this Agreement shall survive execution and delivery of this Agreement and the Closing.

         5. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place concurrently with the execution of this Agreement at the offices of the Company (or such other place as may be mutually agreed upon by the parties hereto). The day on which the Closing occurs is herein referred to as the "Closing Date." The effective date of the consummation of the transactions contemplated hereby shall be July 25, 1997.

         6.      Deliveries at Closing.    At the Closing,

                 (a) Each Shareholder shall deliver to Purchaser stock certificates evidencing the Shares owned by him or it, in each case duly endorsed or accompanied by duly executed stock powers in form satisfactory to Purchaser with signatures guaranteed by a national bank;

                 (b) Purchaser shall deliver the Purchase Price by wire transfers to the Shareholders, to be divided between the Shareholders based on their share ownership as set forth in Section 3(b) hereto;

                 (c) counsel to the Company and the Shareholders shall deliver to Purchaser a legal opinion dated the Closing Date in form reasonably acceptable to Purchaser opining to the matters set forth in Exhibit A hereto;

                 (d) the Company's accounting firm shall deliver a letter dated the Closing Date and addressed to Purchaser stating that to its knowledge that there are no pending audits or investigations involving the Company and that it has no reason to believe that the Financial Statements do not fairly present the financial condition of the Company at and for the periods set forth therein;

                 (e) the Shareholders shall deliver evidence of receipt of all required approvals, consents, licenses and permits to the transactions contemplated herein in a form acceptable to the Purchaser in its sole discretion;

                 (f) the Shareholders shall deliver evidence that it has paid or otherwise satisfied all of the payroll and commissions payable by the Company through the Closing Date;

                 (g) Tedco shall deliver documents and certificates in form acceptable to Purchaser evidencing the authority of its officers to execute and deliver this Agreement and consummate the transactions contemplated hereby;

                 (h) counsel to Purchaser shall deliver to the Company a legal opinion dated the Closing Date in form reasonably acceptable to the Company opining as to the due authorization, execution and delivery by Purchaser of this Agreement; and

                 (i) the Company and the Shareholders shall execute and deliver such other documents as are reasonably requested by Purchaser to effectuate the purposes and intent of this Agreement.

         7.      [Intentionally Deleted]

         8. Confidentiality. The Shareholders agree to hold in confidence the terms of this Agreement and, except as required by law, will not make the same available or known to any third party other than their counsel, accountants and other agents or representatives acting on their behalf, and then only to the extent necessary, provided each such person is advised of the confidential nature of the terms hereof and agrees to hold the same in confidence.

         9.      Noncompetition and Non-solicitation.

                 (a) With respect to Tedco and the Tedco Shareholders for a period of three years after the Closing, and with respect to Fasano for a period until the later of three years after the Closing or one year after he ceases to be employed by Purchaser, the Company or any of their affiliates (the "Noncompetition Period"), and except for services performed on behalf of Purchaser or the Company, the Shareholders and the Tedco Shareholders (collectively, the "Restricted Persons") agree that neither they nor any of their affiliates will directly or indirectly either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company), or engage in, within the State of Nevada or within 100 miles of Chicago, Illinois (x) the business of selling, renting, or servicing any wireless communication products or
         (y) any other business that is competitive with that of Purchaser, the Company or their affiliates (the items listed under clauses (x) and (y) hereto are collectively referred to herein as "Competitive Businesses"), or (ii) accept employment with or render services to Competitive Businesses that engages in such Competitive Business within the State of Nevada or within 100 miles of Chicago, Illinois as a director, officer, agent, employee, consultant, or any other capacity. For purposes of this Agreement, a "business that is competitive with that of Purchaser, the Company or their affiliates" specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations or other entities that market products and/or perform services within the State of Nevada or within 100 miles of Chicago, Illinois in direct or indirect competition with those marketed and/or performed by Purchaser or its affiliates including the Company (with regard to the Restricted Persons other than Fasano, a business shall only be considered to be competitive with that of Purchaser, the Company or their affiliates if it markets products and/or performs services that are in direct or indirect competition with those marketed and/or performed as of the Closing Date by Purchaser, the Company or their affiliates). Purchaser acknowledges and understands that affiliates of certain of the Restricted Persons are in the business of re-selling long distance phone services and 800 telephone numbers, and Purchaser agrees that such business shall not be considered to be a business that is competitive with that of Purchaser, the Company or their affiliates. The parties agree that, if such non-competition agreement is determined by a court of competent jurisdiction to be unenforceable, such agreement should be reformed by the court to the extent necessary to be enforceable and to give effect to the intent of this Section 9.

                 (b) During the Noncompetition Period, the Restricted Persons will not, directly or indirectly, (i) except on behalf of the Company or Purchaser, solicit for any purpose, any customer or former customer of the Company or Purchaser, (ii) solicit for employment by himself, itself, or anyone else, any employee of the Company, Purchaser or their affiliates or any person who was an employee of the Company, Purchaser or their affiliates within the four-month period immediately preceding such solicitation or employment, other than such person whose employment was terminated by Purchaser or its affiliates; or (iii) induce or attempt to induce, any such employee of the Company, Purchaser or their affiliates to terminate such employee's employment.

                 (c) The parties hereto acknowledge that the provisions of this Section 9 are supported by good and valuable consideration and Purchaser's agreement to consummate the transactions contemplated hereby are conditioned upon its receipt of the protection provided in this Section 9. The parties hereto further acknowledge that the scope and duration of the covenants set forth in this Section 9 are in all respects reasonable.

                 (d) The Restricted Persons acknowledge and agree that the breach by any of them of the provisions of this Section 9 could not be adequately compensated with monetary damages and would irreparably injure Purchaser and the Company, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section against the Restricted Persons, and the Restricted Persons waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing contained herein shall limit the remedies, legal or equitable, otherwise available to Purchaser, and all remedies of Purchaser herein are in addition to any remedies available to Purchaser at law or otherwise.

                 (e) The Restricted Persons acknowledge and recognize that the enforcement of any of the noncompetition provisions in this Agreement by Purchaser will not interfere with the Restricted Persons' ability to pursue a proper livelihood. The Restricted Persons further represent that they are capable of pursuing a career that would not violate the noncompetition provisions hereof to earn a proper livelihood. The Restricted Persons agree that due to the nature of such business, the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area. At any time during the non-compete period, Purchaser may require the Restricted Persons to supply such information as Purchaser deems necessary to ascertain whether or not the Restricted Persons have complied with, or have violated, the covenants set forth in this Section 9. Any such request for information will be sent to the Restricted Persons by certified mail, return receipt requested, addressed to such person's last known address. The Restricted Persons shall furnish the requested information to Purchaser within 10 days following the receipt of such request.

         10. Expenses; Transfer Tax. Purchaser, on the one hand, and the Shareholders, on the other hand, will bear their own costs and expenses of the transactions contemplated hereby. The Company will not bear any costs and expenses of the transactions contemplated hereby. The Shareholders shall be liable for and shall pay any transfer tax, sales tax and other similar taxes resulting from consummation of the transactions contemplated hereby.

         11. Further Assurances. At the Closing and after the Closing, each party hereto shall take all actions and duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer, assignment or assumption, and all notices, releases, acquittances and other documents that may be necessary or advisable to consummate the transactions contemplated in this Agreement, or more fully to sell, convey, transfer, assign, and deliver to and vest in Purchaser the Shares sold, conveyed, transferred, assigned, and delivered by the Company pursuant hereto or intended so to be. Purchaser acknowledges that the Shareholders are not guaranteeing the future profits of the Company.

         12. Indemnification. The Shareholders and the Tedco Shareholders shall, jointly and severally, indemnify and hold Purchaser and its affiliates and the officers, directors, partners, stockholders, employees and agents of Purchaser and its affiliates harmless from and against any loss, damage, claim, demand, cause of action, liability, costs or expense (including without limitation interest, penalties, and attorneys' fees and disbursements) of any kind or nature whatsoever asserted against or incurred by Purchaser or the Company by reason of, resulting from, or based upon: (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant or other agreement made by them herein or in any other agreement executed and delivered by them pursuant to this Agreement, (b) any liability of the Company for failure to file any federal, state or local income tax return, and any liability or obligation to pay any federal, state or local taxes, relating to any tax period ending on or prior to the Closing Date and any liability to pay interest or penalties upon or with respect to any of the foregoing, (c) any obligation or liability relating to any period prior to the Closing Date relating to any employee benefit plan of the Company or relating to any employee of the Company who is not retained by Purchaser or the Company after the Closing, and (d) any obligation or liability for any finders', brokers' or agents' fee in connection with the transactions contemplated hereby; provided, however, the liability of each Shareholder pursuant to the provisions of this
Section 12 shall not exceed the Purchase Price received by him or it. No claim shall be made against the Shareholders pursuant to this Section 12 unless and until the aggregate amount of such claims exceed the sum of $12,500, whereupon the indemnified party shall be entitled to recover the full amount of all claims, including the initial $12,500.

NO INVESTIGATION BY OR ON BEHALF OF, AND NO NEGLIGENCE OF, PURCHASER OR ITS AFFILIATES, NOR ANY INFORMATION THAT THEY MAY HAVE OR OBTAIN WILL AFFECT THE INDEMNIFICATION OBLIGATIONS OF THE SHAREHOLDERS OR THE TEDCO SHAREHOLDERS HEREUNDER.

         13. Entire Agreement: Counterparts. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. This Agreement may be executed in counterparts.

         14. Severability. The parties hereto intend all provisions of this Agreement including the provisions set forth in Section 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision herein is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, the Restricted Persons agree that the noncompetition agreements and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         15. Amendments. This Agreement may be amended or modified only by a written instrument signed by all the parties hereto.

         16. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any disputes regarding this Agreement, the transactions contemplated hereby or the liabilities or obligations imposed hereunder shall be in federal or state court in Dallas County, Texas.

         17. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

                 If to the Purchaser:              Bear Communications, Inc.
                                                   3505 Cadillac Avenue #L3
                                                   Costa Mesa, CA 92626
                                                   Attention: President

                 If to any Shareholder:            the applicable address as set forth on page one



Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.
Any party may change its, his or her address by written notice given to the other parties in the manner set forth herein.

         18. Gender. Whenever the context requires, references in this Agreement to words denoting gender include the masculine, feminine and neuter.

         If you agree to the terms of this Agreement, please so indicate by signing this letter or a counterpart in the spaces provided below and returning it to the undersigned as soon as practicable.

                                                   Very truly yours,

                                                   BEAR COMMUNICATIONS, INC.


                                                   By: /s/ JERRY DENHAM
                                                       -----------------
                                                           Jerry Denham,
                                                           President


Duly Executed, Agreed and Accepted:

CELLULAR CITY, INC.


By: /s/ ALFRED FASANO
   -------------------
        Alfred Fasano,
        President


/s/ ALFRED FASANO
-----------------
    Alfred Fasano


TEDCO, INC.

By: /s/ PHILLIP J. WEISMAN
   ------------------------
        Phillip J. Weisman,
        President

/s/ DAVID J. BROSER
-------------------
    David J. Broser

/s/ SUSAN BROSER GUTTENTAG
--------------------------
    Susan Broser Guttentag

/s/ MINDY BROSER CEPELEWICZ
---------------------------
    Mindy Broser Cepelewicz

/s/ LORI BROSER FURNARI
------------------------
    Lori Broser Furnari